Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Completes Strategic Acquisitions
Acquires Four Hot-Mix Asphalt Plants and Five Aggregate Facilities
Expands Geographic Footprint in Existing States
Enhances Vertical Integration in Alabama and North Carolina
Approximately $113 Million Combined Investment

DOTHAN, AL, August 2, 2021 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company” or “CPI”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today announced that it has acquired Good Hope Contracting Co., Inc. and related entities, all headquartered in Cullman, Alabama. As a result of the acquisition, the Company added four hot-mix asphalt plants, four aggregate facilities, and a diverse fleet of trucks and construction equipment to support its operations in central and northern Alabama. In addition, the Company acquired Daurity Springs Quarry, a crushed stone and aggregates facility located near Goldston, North Carolina.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, stated, “These acquisitions represent significant expansion and enhanced vertical integration within our existing geographical footprint that will generate continued growth for our company. As a consolidator in a fragmented industry, we continue to gain momentum through acquiring quality companies and assets to broaden CPI’s relative market share and depth of service.”
Commenting on the Alabama acquisition, John L. Harper, Senior Vice President of the Company and President of Wiregrass Construction Company, its Alabama platform company, stated, “Today we have substantially strengthened our capabilities in several key operational aspects, including project acquisition and execution, aggregates sourcing, and transportation logistics through the markets and resources we added in this transaction. At CPI, we believe people are our greatest asset, and we are excited to welcome more than 180 talented, hard-working employees to support our growth in central and northern Alabama. Good Hope Contracting and the Heatherly family have built a great company and successfully operated for many years. We enthusiastically welcome Darrin Heatherly and his entire team to our organization.”
Commenting on the North Carolina acquisition, Brett Armstrong, Senior Vice President of Strategic Operations for the Company, stated, “Today’s transaction enhances our vertical integration strategy of construction materials to support our asphalt manufacturing operations. This aggregate facility is uniquely and strategically located in the rapidly-growing Sandhills region of North Carolina, and we expect to use the aggregates mined from this facility to supply multiple asphalt plants that we acquired last fall. The facility’s proximity to our current operations enhances our project bidding opportunities and we believe will contribute to future growth in these markets.”
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 52 hot-mix asphalt plants, 14 aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the benefits of a business acquisition and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600